UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

DST SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-14036	43-1581814
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

333 West 11th Street, Kansas City, Missouri	64105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (816) 435-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

On April 16, 2018, DST Systems, Inc., a Delaware corporation (the “Company” or “DST”), completed its previously announced merger with SS&C Technologies Holdings, Inc., a Delaware corporation (“SS&C”), pursuant to the terms of that certain Agreement and Plan of Merger, dated as of January 11, 2018 (the “Merger Agreement”), by and among the Company, SS&C and Diamond Merger Sub, Inc. a Delaware corporation and an indirect wholly owned subsidiary of SS&C (“Merger Sub”) providing for, among other things, the merger of Merger Sub with and into the Company (the “Merger”). Upon consummation of the Merger, the Company became a wholly owned indirect subsidiary of SS&C, surviving as the surviving company (the “Surviving Corporation”).

Pursuant to the Merger Agreement, at the Effective Time (as defined in the Merger Agreement), each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding immediately prior to the Effective Time (other than (i) shares to be canceled or converted into shares of the Surviving Corporation, (ii) Company Options, shares of Company RSUs and Company Performance Stock Units, in each case, as defined in the Merger Agreement, and (iii) any shares of Common Stock held by any holder who has not voted in favor of the Merger and who is entitled to demand and properly demands appraisal of such Common Stock under Delaware law and has neither failed to perfect, nor effectively withdrawn or lost rights to appraisal under Delaware law) were automatically cancelled and converted into the right to receive $84.00 per share in cash (“Merger Consideration”), without interest.

At the Effective Time, (i) each outstanding vested DST equity award was cancelled and converted into the right to receive a cash payment equal to the product of (a) (1) for each DST equity award of options to purchase shares of Common Stock (“Option”), the excess, if any, of the Merger Consideration over the exercise price per share of Common Stock represented by such Option and (2) for each other DST equity award, the Merger Consideration, multiplied by (b) the number of shares of Common Stock subject to such DST equity award, (ii) each outstanding unvested Option and outstanding unvested award of restricted stock units was converted into an equivalent equity award with respect to common stock of SS&C (the “SS&C Stock”), subject to the same terms and conditions as generally applicable to the converted DST equity award and (iii) each outstanding unvested award of performance stock units was, according to its terms, converted into an award of time-vesting restricted stock units with respect to SS&C Stock (based on actual performance for the applicable performance period), subject to the same terms and conditions as generally applicable to the converted DST equity award.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the Introductory Note is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2018, in connection with the Merger, the Company notified the New York Stock Exchange (the “NYSE”) of the consummation of the Merger and requested that the NYSE file with the SEC an application on Form 25 to report that DST’s Common Stock is no longer listed on the NYSE. In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that the Common Stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under the Exchange Act be suspended.

Item 3.03.	Material Modification to Rights of Security Holders.

The disclosure set forth in the Introductory Note and Item 3.01 is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

Pursuant to the Merger Agreement, at the Effective Time, the Company became a wholly owned indirect subsidiary of SS&C. The disclosure set forth in the Introductory Note, Item 3.01 and Item 5.02 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of the Effective Time, each of Stephen C. Hooley, Joseph C. Antonellis, Jerome H. Bailey, Lynn Dorsey Bleil, Lowell L. Bryan, Gary D. Forsee, Charles Haldeman, Jr. and Samuel G. Liss resigned from the board of directors of the Company. Effective as of the Effective Time, each of Stephen C. Hooley, Chief Executive Officer, President and Chairman of the Board, Gregg Wm. Givens, Chief Financial Officer, and Randall D. Young, Senior Vice President, General Counsel, and Secretary, resigned from their position as an officer, director and/or member of the board of directors (and of any committees thereof) or managers (or similar) of the Company and/or any of its subsidiaries, and from any position (such as trustee or administrator) with any employee benefit plan, program or arrangement sponsored by DST and/or any of its subsidiaries. The resignations were not the result of any disagreement with the Company and were effectuated solely in connection with the Merger.

From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation and bylaws of Merger Sub became the certificate of incorporation and bylaws of the Surviving Corporation, except that the provisions of the certificate of incorporation and bylaws were amended to change the name of Merger Sub to the name of the Surviving Corporation and the certificate of incorporation was amended to contain provisions with respect to indemnification, advancement of expenses and exculpation with respect to matters existing or occurring at or prior to the Effective Time that are no less favorable to the current or former directors and officers of the Company than those set forth in the Company’s Certificate of Incorporation as of January 11, 2018. Copies of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01.	Other Events.

On April 16, 2018, SS&C issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2018 and the terms of which are incorporated herein by reference.. This summary is not intended to modify or supplement any factual disclosures about the Company or SS&C and should not be relied upon as disclosure about the Company or SS&C without consideration of any periodic and current reports and statements that the Company and SS&C may file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of SS&C, DST or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in SS&C’s or DST’s public disclosures.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of January 11, 2018, by and among Company, SS&C and Merger Sub (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2018).

3.1	Amended and Restated Certificate of Incorporation of DST Systems, Inc.

3.2	Amended and Restated Bylaws of DST Systems, Inc.

99.1	Press release of SS&C Technologies Holdings, Inc., dated April 16, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST SYSTEMS, INC.

Dated: April 16, 2018	By:	/s/ Doug Fleming
Name: Doug Fleming
Title: Chief Accounting Officer